Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Federated Managed Allocation Portfolio

In planning and performing our audit of
the financial statements of Federated Managed
Allocation Portfolio, as of and for the year ended November 30, 2006, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Federated Managed Allocation Portfolio's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of Federated Managed
Allocation Portfolio is responsible for
establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also, projections
of any evaluation of effectiveness
to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned functions,
to prevent or detect
misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination
of control deficiencies, that adversely
affects the company's ability
to initiate, authorize, record,
process or report external financial
data reliably in accordance with
U.S. generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the
company's annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant deficiency,
or combination of
significant deficiencies, that results
in more than a remote likelihood
that a material misstatement
of the annual or interim financial
statements will not be prevented or detected.

Our consideration of Federated
Managed Allocation Portfolio's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily
disclose all deficiencies in internal
control that might be significant
deficiencies or material
weaknesses under standards established
by the Public Company Accounting
Oversight Board
(United States). However, we noted no
deficiencies in Federated Managed
Allocation Portfolio's
internal control over financial
reporting and its operation,
including controls for safeguarding
securities that we consider to be a
material weakness as defined above
as of November 30, 2006.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Federated Managed
Allocation Portfolio and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these
specified parties.



Boston, Massachusetts
January 16, 2007